EXHIBIT 99

MDU RESOURCES RESPONDS TO COURT ORDERS; REAFFIRMS EPS GUIDANCE


BISMARCK, N.D. - June 9, 2005 - MDU Resources Group, Inc., (NYSE:MDU) today responded to recent Federal District Court decisions that impact the company's coalbed natural gas production operations in Montana. Despite the potential negative implications to ongoing coalbed natural gas production volumes in Montana, the company is reaffirming its prior guidance that earnings per common share for 2005, diluted, remain within the previously projected range of $1.80 to $2.00.

Executive Vice President and Chief Financial Officer Warren L. Robinson reiterated that the overall business outlook for the company remains strong for the year. Robinson remarked the company does not expect any material change to the consolidated earnings outlook for the year based on the diversified nature of the corporation.

Fidelity Exploration & Production Company, a subsidiary of MDU Resources, received court orders to cease operations in its Badger Hills Project located in southeastern Montana. Following the issuance of the District Court decision, the company now expects its total natural gas and oil production for 2005 to be slightly lower than 2004 production. This represents a reduction from the previous estimate of volumes that would be comparable to or slightly higher than the previous year (based on the U.S. Ninth Circuit Court of Appeal's May 31 injunction, pending appeal, covering further coalbed natural gas development in the Montana region).

On June 6, 2005, a Federal District Court in Billings, Mont., ordered a halt to coalbed natural gas operations in Fidelity's Badger Hills project. The District Court's order said the Bureau of Land Management's Environmental Analysis was "tiered" to the Final Environmental Impact Statement which, in a previous court decision in February 2005, was ruled inadequate and remanded back for supplemental study.

"We will fully comply with the orders of the Montana District Court and the Ninth Circuit," said John K. Castleberry, chief executive officer of Fidelity Exploration & Production Company. "We are formulating a plan that will ensure quick and safe compliance. Although we are committed to compliance with the law in all respects, we intend to work within the system and take all necessary actions to contest the Ninth Circuit's injunction and the most recent orders of the Montana Federal District Court."

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including those with respect to the potential effect of the court action upon expected production levels, as well as 2005 earnings per share guidance and statements by the executive vice president and chief financial officer of MDU Resources and the chief executive officer of Fidelity Exploration & Production Company, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: fluctuations in natural gas and crude oil prices; fluctuations in commodity price basis differentials; drilling successes in natural gas and oil operations; the ability to contract for or to secure necessary drilling rig contracts and to retain employees to drill for and develop reserves; market demand for, and/or available supplies of, energy products and services; and the effects on operations of legal proceedings and extensive environmental laws and regulations. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to the Introduction and
Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results and - Prospective Information, in the company's most recent Form 10-Q.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, electric and natural gas utilities, natural gas pipelines and energy services, and utility services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.


Contacts:

For analyst inquiries, contact:
Warren Robinson, Executive Vice President and Chief Financial Officer
(701) 222-7991

For media inquiries, contact:

Tim Rasmussen, Public Relations Manager
(701) 222-7770